BLUE DOLPHIN ENERGY COMPANY
                      f/k/a Zim Energy Corporation
                         1985 Stock Option Plan


          1. PURPOSE. This Stock Option Plan (the "Plan") of Blue Dolphin Energy Company (the "Company"), for directors, executives and other key personnel, is intended to advance the best interests of the Company by providing such persons who have a substantial responsibility for its management and growth with additional incentive and by increasing their proprietary interest in the success of the Company.

          2. ADMINISTRATION. The Plan shall be administered by a committee comprised of not less than three members who shall be appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Board of Directors. The Board of Directors of the Company shall have the power from time to time to add or remove members of the Committee, and to fill vacancies thereon arising by resignation, death, removal, or otherwise. The Committee shall designate a chairman from among its members, who shall preside at all of its meetings and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members, which vote shall be evidenced by a written consent of the voting members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, or of options granted hereunder (the "Options"), shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. The Plan shall be administered without regard to whether or not any of the Options granted hereunder are "incentive stock options" described in Section 422A of the Internal Revenue Code of 1954, as amended, because the Options granted hereunder are not intended to be such incentive stock options.

          3. OPTION SHARES. (As Amended) The stock subject to the Options and other provisions of the Plan shall be shares of the Company's common stock, $0.01 par value (the "Stock"). The total amount of the Stock with respect to which Options may be granted shall not exceed in the aggregate five (5) percent of the number of issued and outstanding shares of Stock and Preferred Stock, $0.10 par value, of the Company; provided, that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of Paragraph 15 hereof. Such shares may be Treasury shares or authorized but unissued shares.

In the event that any outstanding Option for any reason shall expire or terminate by reason of the death or severance of employment of the Optionee, the surrender of any such Option, or any other cause, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan. 4. ELIGIBILITY. The individuals who shall be eligible to participate in the Plan shall be such members of the Board of Directors and key employees (including officers who may be members of the Board of Directors) of the Company, or of any subsidiary corporation as the committee shall determine from time to time.

          Except as otherwise provided, for all purposes of the Plan the term "subsidiary corporation" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, on the date of grant of the Option in question, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          5. AUTHORITY TO GRANT OPTIONS. The Committee may grant options from time to time to such eligible individuals as it shall from time to time determine. The Committee may grant to an eligible individual an Option, or Options, to buy a stated number of shares of Stock under the terms and conditions of the Plan, without regard to whether or not the Option will be an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended, because Options granted hereunder are not intended to be such incentive stock options. Subject only to any applicable limitations set forth in the Plan, the number of shares of Stock to be covered by any Option shall be as determined by the Committee.

          6. OPTION PRICE. The price at which shares may be purchased pursuant to Options shall be not less than eight-five percent (85%) of the fair market value of the shares of Stock on the date the Option is granted and the Committee in its discretion may provide that the price at which shares may be so purchased shall be more than eighty-five percent (85%) of such fair market value.

          7. DURATION OF OPTIONS. No Option shall be exercisable after the expiration of five years from the date such Option is granted; and the Committee in its discretion may provide that an Option shall be exercisable during such five-year period or during any lesser period of time.

          8. AMOUNT EXERCISABLE. Each Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, as the Committee in its discretion may provide. Provided, however, the Committee shall not grant Options which (together with any other Options which are exercisable under applicable provisions of the Plan) may be exercisable in any one calendar year to purchase more than one-third of the shares of Stock described in Paragraph 3 of the Plan.

          9. EXERCISE OF OPTIONS. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Option is to be exercised, subject to the subsequent provisions hereof, and the address to which the certificates representing shares of the Stock issuable upon the exercise of such Option shall be mailed. In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by payment of the option price of such shares of Stock, which payment shall be made by cashier's check, certified check, or postal or express money order payable to the order of the Company in an amount in United States dollars equal to the option price of such shares of Stock. Such notice shall be delivered in person to the Secretary of the Company or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail. In its sole and absolute discretion, the Committee may require as an additional condition to the issuance of Stock upon exercise of an Option that the optionee furnish the Committee with an executed copy of a stock purchase agreement in such from as may be required by the Committee at the time notice of exercise is delivered to the Company. In addition, the Committee may request that there be presented to and filed with it such evidence as it may deem necessary to establish that the shares of Stock to be purchased are being acquired for investment and not with a view to their distribution. Also, the Committee may require an additional amount payable in the form stated above equal to any federal, state or local taxes which the Committee, with the advice of legal counsel, deems necessary or appropriate to be withheld in connection with the exercise of an option hereunder. To the extent that shares of Stock subject to Options granted under the Plan are registered under the Securities Act of 1933 (as now in effect or hereafter amended) any investment representation required by the Committee or any requirement that a stock purchase agreement be executed upon exercise of an Option shall be waived upon the date such registration is effective.

          Alternatively, payment of the option price may be made, in whole or in part, in shares of Stock previously issued to the Optionee. If payment is made in whole or in part in shares of Stock, then the Optionee shall deliver to the Company, in payment of the option price of the shares of Stock with respect to which such Option is exercised (i) certificates registered in the name of such Optionee representing a number of shares of Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having fair market value on the date of delivery of such notice that is not greater than the option price of the shares of Stock with respect to which such Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates; and (ii) if the option price of the shares of Stock with respect to which such Option is to be exercised exceeds such fair market value, a cashier's check, certified check, or postal or express money order payable to the order of the Company in an amount in United States dollars equal to the amount of such excess. Not withstanding the foregoing provisions of this Paragraph 9, the Committee, in its sole discretion, may refuse to accept shares of Stock in payment of the option price of the shares with respect to which such Option is to be exercised and, in that event, any certificates representing shares of Stock which were delivered to the Company with such written notice shall be returned to such Optionee together with notice by the Company to such Optionee of the refusal of the Committee to accept such shares of Stock.

          As promptly as practicable after the receipt by the Company of
(i) such written notice from the Optionee setting forth the number of shares of Stock with respect to which such Option is to be exercised,
(ii) payment of the Option price of such shares in the form required by the foregoing provisions of this Paragraph 9 (iii) a fully executed stock purchase agreement in the form required by the Committee, if any is so required, (iv) such evidence of intent to acquire such Stock for investment, as may be required by the Committee and (v) an amount equal to any federal, state or local taxes which the Committee deems necessary or appropriate to be withheld incident to the exercise of an Option hereunder, the Company shall cause to be delivered to such Optionee (or to a specified escrow agent if so required under the terms of any applicable stock purchase agreement) certificates representing the number of shares of Stock with respect to which such Option has been so exercised; provided, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificate in the United States mail, addressed to the Optionee, at the address specified pursuant to this Paragraph 9, or to the escrow agent if the Committee requires the execution of a stock purchase agreement as a condition of purchase. For purposes of this Paragraph 9, the "fair market value" of a share of Stock at any particular date shall mean the closing price of a share of Stock on that date as reported on any officially recognized exchange or the closing bid price in the over-the- counter-market provided that if no shares of Stock were traded on any officially recognized exchange or over-the-counter-market on that date or if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable in order to comply with or conform to the requirements of any applicable law, governmental regulation or ruling of the Internal Revenue Service or the Securities and Exchange Commission, the Committee may provide for another means for determining such fair market value.

          10. TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

          11. TERMINATION OF OPTIONS. Subject to the subsequent provisions of this Paragraph 11, upon severance of the employment relationship between the Company and the Optionee for any reason, for or without cause, Options granted to the Optionee under the Plan shall terminate on the date the Optionee ceases to be an employee. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the Optionee shall be determined by the Committee at the time thereof. Similarly, except as otherwise provided in the following sentence, an Option granted to an individual, who is a member of the Board of Directors and not an eligible employee described in Paragraph 4, shall terminate on the date the Optionee ceases to be a member of the Board of Directors for whatever reason and has no employment relationship described in Paragraph 4. In the event of the death of the holder of an Option while serving as a member of the Board of Directors, or while in the employ of the Company, or (solely with respect to an Optionee who is a retired employee) during the thirty (30) day period described in the second succeeding sentence, and before the date of expiration of such Option, such Option shall terminate on the earlier of the date of expiration of such Option or thirty (30) days following the date of such death. After the death of the Optionee, his executors, administrators or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to termination of such time, to exercise the Option to the extent to which the deceased Optionee was entitled to exercise such option immediately prior to the Optionee's death. If, before the date of expiration of the Option, the Optionee shall be retired in good standing from the employ of the Company for reasons of age or disability under the then established rules of the Company, the Option shall terminate on the earlier of the date of expiration of the Option or thirty (30) days after the date of such retirement. In the event of such retirement, the Optionee shall have the right prior to the termination of such Option to exercise the Option to the extent to which he was entitled to exercise such Option immediately prior to such retirement. An employment relationship between the Company and the Optionee shall be deemed to exist during any period in which the Optionee is employed by the Company, by any subsidiary corporation, by a corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Internal Revenue Code of 1954, as amended, applies, or by a parent or subsidiary corporation of such corporation issuing or assuming a stock option (and for this purpose, the phrase "corporation issuing or assuming a stock option" shall be substituted for the word "Company" in the definition of subsidiary corporation specified in Paragraph 4 of the Plan, and the subsidiary relationship shall be determined at the time of the corporate action described in Section 425(a)).

          12. REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares of Stock under any Option if the issuance of such shares constitute a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority whether it be Federal or State. Specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Option is acquiring such shares of Stock for investment and not with a view to the distribution thereof and that such shares of Stock may otherwise be issued without registration under such Act or state securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

          13. NO RIGHTS AS SHAREHOLDER. No Optionee shall have rights as a Shareholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 15 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

          14. EMPLOYMENT OBLIGATION. The granting of any Option shall not impose upon the Company any obligation to employ or continue to employ any Optionee; and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an Option had been granted to him.

          15. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

          After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number and class of shares as to which such Option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if immediately prior to such merger or consolidation, such holder had been the holder of record of the number and class of shares of Stock equal to the number and class of shares as to which such Option shall be so exercised.

          If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall, at no additional cost, be entitled, upon exercise of such Option, to receive, in lieu of shares of Stock, shares of such stock or other securities as the holders of shares of Stock received pursuant to the terms of the merger, consolidation or sale;
(ii) the Board of Directors may waive any limitations set forth in or imposed pursuant to Paragraph 8 hereof so that all Options, from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board of Directors as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Paragraph 8 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or acquisition.

          Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.

          16. SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation as the result of which it becomes a subsidiary of the Company. The terms and conditions of the substitution Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board of Directors of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

          17. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors may modify, revise or terminate this Plan at any time and from time to time; provided, however, that absent consent of the Optionee, such amendment shall not adversely affect the rights of any Optionee under Options granted prior to such amendment.

          18. WRITTEN AGREEMENT. Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above and shall be signed by the Optionee and by the President or any Vice President of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.

          19. INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgements and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suite, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be such member of the Committee and/or the Board of Directors at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee and/or the Board of Directors (a) in respect of matters as to which he shall finally be adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee and/or the Board of Directors, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice if its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee and/or the Board of Directors unless, within ten (10) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and/or the Board of Directors and shall be in addition to all other rights to which such member of the Committee and/or the Board of Directors may be entitled as a matter of law, contract, or otherwise.

          20. CONDITION OF GRANT. Each person to whom an option is granted under the Plan, if requested by the Committee at the time of grant, must agree in writing as a condition to the granting or exercise of the option that he will remain associated with the Company or one or more of its subsidiary corporations in a specified capacity following the date of the granting or exercise of the option for a specified period after the date of exercise of the option which shall be determined by the Committee. Such agreement may also specify that the transfer of the shares of Stock issued upon exercise of the option will be prohibited until fulfillment of such condition for such specified period, and may specify the penalties for violation of such condition, which shall be fixed in the discretion of the Committee and may include forfeiture of the applicable securities.

          In addition, the Committee, may as a condition to the grant of an option under the Plan, require an option holder to give the Company the right to repurchase shares issued upon exercise of such option upon such terms and conditions as may be specified by the Committee. The Committee may determine the amount of such shares subject to such repurchase right or obligation and the conditions under which such right or obligation to repurchase shall come into existence. A grant of an option under the Plan may also be subject to other conditions, including the termination of other options previously granted to the option holder.

          The foregoing enumeration of conditions of grant is not intended in any way to limit the discretion of the Committee in imposing other or different conditions of grant.

          21. EFFECTIVE DATE OF PLAN. The Plan shall become effective and shall be deemed to have been adopted on December 27, 1985. In order to ensure that Options granted hereunder shall not be considered to be incentive stock options described in Section 422A of the Code, no option shall be granted pursuant to the Plan after one day more than ten years after the date the Plan was adopted by the Board of Directors of the Company.

     IN WITNESS WHEREOF, this Plan is re-executed this 30th day of June, 1992, to reflect the Plan as amended, as indicated above, pursuant to resolution approved by the Board of Directors.

                              BLUE DOLPHIN ENERGY COMPANY



                              By  Michael J. Jacobson
                                  President